                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Eclipse Surgical Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      ECLIPSE SURGICAL TECHNOLOGIES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, MAY 31, 2000

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Eclipse Surgical Technologies, Inc., a California corporation, will be held on Wednesday, May 31, 2000, at 2:00 p.m. local time, at the Embassy Suites Hotel, 2885 Lakeside Drive, Santa Clara, CA 95054 for the following purposes:

     1. To elect five (5) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of Eclipse for the fiscal year ending December 31, 2000.

     3. To transact such other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on April 3, 2000, are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Shareholders attending the meeting may vote in person even if they have returned a proxy.

                                          Sincerely,

                                          Susan J. Skaer
                                          Secretary

Sunnyvale, California
April 26, 2000

                            YOUR VOTE IS IMPORTANT.
         IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE
                    AND RETURN IT IN THE ENCLOSED ENVELOPE.

                      ECLIPSE SURGICAL TECHNOLOGIES, INC.
                            ------------------------

                            PROXY STATEMENT FOR 2000
                         ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of ECLIPSE SURGICAL TECHNOLOGIES, INC., a California corporation, for use at the Annual Meeting of Shareholders to be held Wednesday, May 31, 2000, at 2:00 p.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held at the Embassy Suites Hotel, 2885 Lakeside Drive, Santa Clara, CA 95054. The telephone number at that address is (408) 496-6400.

     Our Annual Report to Shareholders for the year ended December 31, 1999, including financial statements, and these proxy solicitation materials were first mailed on or about April 26, 2000 to all shareholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

     Only shareholders of record at the close of business on April 3, 2000 are entitled to notice of and to vote at the meeting. We have one series of Common Shares outstanding, designated common stock, no par value. At April 3, 2000, 30,024,191 shares of our common stock were issued and outstanding and held of record by 217 registered shareholders.

VOTING AND REVOCABILITY OF PROXIES

     Each shareholder is entitled to one vote for each share of common stock held on the record date of April 3, 2000. Every shareholder voting for the election of directors (Proposal One) may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distribute votes on the same principle among as many candidates as the shareholder may select. However, votes cannot be cast for more than five (5) candidates. However, no shareholder is entitled to cumulate votes for a particular candidate unless that candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, before the voting, of his intention to cumulate votes. On all other matters, each share of common stock has one vote. A quorum, representing the holders of a majority of the outstanding shares of common stock on the record date, must be present or represented for the transaction of business at the Annual Meeting of Shareholders. Abstentions and broker nonvotes will be counted in establishing the quorum.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Secretary of Eclipse a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

SOLICITATION EXPENSES

     This solicitation of proxies is made by us and all related costs will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to those beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally, by telephone or by telegram. Except as described above, we do not presently intend to solicit proxies other than by mail.

DEADLINE FOR SHAREHOLDER PROPOSALS

     We currently intend to hold our 2001 Annual Meeting of Shareholders in late-May 2001 and to mail proxy statements relating to such meeting in late-April 2001. Shareholder proposals that are intended to be presented at our 2001 Annual Meeting of Shareholders must be received by us no later than January 29, 2001, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Such shareholder proposals should be submitted to Eclipse Surgical Technologies, Inc. at 1049 Kiel Court, Sunnyvale, California 94089, Attention: Secretary. Shareholder proposals related to our 2001 Annual Meeting of Shareholders, but submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, must be received by us prior to April 13, 2001 in order to withhold authority of management proxies to use their discretionary voting authority with respect to any such proposal.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     We currently have five (5) directors. A board of five (5) directors is to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our five (5) nominees named below, all of whom are presently directors of Eclipse. If any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. If additional individuals are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) that will assure the election of as many of the nominees listed below as possible. In that event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been duly elected and qualified.

VOTE REQUIRED

     If a quorum is present and voting, the five (5) nominees receiving the highest number of affirmative votes will be elected to the board of directors. Abstentions and broker nonvotes are not counted in the election of directors.

NOMINEES

     The names of the nominees and certain information about them as of March 31, 2000 is set forth below:

                         NAME                           AGE                 POSITION
                         ----                           ---                 --------
Douglas Murphy-Chutorian, M.D. .......................  45    Chairman of the Board
Jack M. Gill, Ph.D.(1)................................  64    Director
Alan L. Kaganov, Sc.D. ...............................  61    Chief Executive Officer and Director
Robert L. Mortensen(2)(3).............................  66    Director
Robert C. Strauss(1)(2)...............................  59    Director

---------------
(1) Joined the board of directors in March 1999 upon the closing of the merger of a wholly-owned subsidiary of Eclipse with and into CardioGenesis Corporation in which CardioGenesis survived the transaction as a wholly-owned subsidiary of Eclipse.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

     All directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. Officers serve at the discretion of our board of directors and are appointed annually. There are no family relationships between any of our directors or officers.

     Douglas Murphy-Chutorian, M.D. has been our Chairman of the Board since June 1989. He also served as our Chief Executive Officer from June 1989 to March 1999. Dr. Murphy-Chutorian was also Chairman of the Board of Atlantis Catheter Company, Inc. from November 1993 to March 1996 when Atlantis was acquired by Biocompatibles International p1c. Dr. Murphy-Chutorian is an interventional cardiologist and served as a Clinical Assistant Professor in the Department of Cardiology and Cardiovascular Medicine at Albert Einstein College of Medicine (Montefiore Division) and Stanford University Medical Center from 1986 through July 1990. He is currently a member of the voluntary clinical staff of Stanford University Medical Center and of Montefiore Medical Center. Dr. Murphy-Chutorian received his M.D. degree from the College of Physicians and Surgeons, Columbia University, completed his residency at New York University/ Bellevue Hospital and completed his cardiology training at Stanford University Medical Center.

     Jack M. Gill, Ph.D. has been one of our directors since March 1999. Dr. Gill formerly served as Chairman of the board of directors of CardioGenesis Corporation from November 1993 to March 1999. Dr. Gill is a founding general partner of Vanguard Venture Partners and has served in such capacity since 1981. Dr. Gill is a director of a number of privately held medical device companies. Dr. Gill received his B. S. degree in Engineering from Lamar University and his Ph.D. in Organic Chemistry from Indiana University.

     Alan L. Kaganov, Sc.D. has served as our Chief Executive Officer since December 1999 and has been one of our directors since January 1997. Since July 1996, Dr. Kaganov has been a Venture Partner at U.S. Venture Partners. From May 1993 to June 1996 Dr. Kaganov was Vice President of Business Development and Strategic Planning at Boston Scientific Corporation. From June 1991 until December 1992 he was President and CEO of EP Technologies, a catheter-based electrophysiology company. Dr. Kaganov has a Masters and Doctorate of Science in biomedical engineering from Columbia University and an M.B.A. from New York University. Dr. Kaganov also serves as a director of EndoCare, Inc.

     Robert L. Mortensen has been one of our directors since April 1992. Since 1984, Mr. Mortensen has been either President or Chairman of the Board and a director of Lightwave Electronics Corporation, a solid-state laser company that he founded. He holds an M.B.A. from Harvard University.

     Robert C. Strauss has been one of our directors since March 1999. Mr. Strauss formerly served on the board of directors of CardioGenesis Corporation from December 1997 to March 1999. Mr. Strauss has served as President and Chief Executive Officer of Noven Pharmaceuticals, Inc. since December 1997. From March 1997 to July 1997, Mr. Strauss served as President and Chief Operating Officer of IVAX Corporation, a pharmaceutical company. In 1983, Mr. Strauss joined Cordis Corporation, a medical device company, as Chief Financial Officer. From February 1987 to February 1997, he served as President and Chief Executive Officer of Cordis Corporation and in 1995, Mr. Strauss was named Chairman of the Board. Mr. Strauss serves on the board of trustees for the University of Miami and on the board of directors of each of Columbia Laboratories, Inc. and Noven Pharmaceuticals, Inc. Mr. Strauss received his B. S. degree in Engineering Physics from the University of Illinois and his M.S. in Physics from the University of Idaho.

BOARD MEETINGS AND COMMITTEES

     Our board of directors held a total of eleven meetings during 1999. No directors attended fewer than 75% of the total number of meetings of the board of directors or committees of the board of directors held in 1999 during the period in which such directors were members of the board of directors. The board of directors has an Audit Committee and a Compensation Committee. The board of directors does not have a nominating committee or any committee performing similar functions.

     In 1999 the Audit Committee consisted of Robert L. Mortensen and Iain M. Watson and met one (1) time. This committee is primarily responsible for approving the services performed by our independent auditors and for reviewing and evaluating our accounting principles and our system of internal accounting controls. Iain Watson resigned from our board of directors and the Audit Committee in March 2000. Robert Mortensen and Robert Strauss will serve as the Audit Committee for 2000.

     In 1999 the Compensation Committee consisted of Robert L. Mortensen and Iain M. Watson and met one (1) time. This committee reviews and approves our executive compensation policy and plan. Iain Watson resigned from the Compensation Committee in March 2000. Mr. Mortensen will remain a member of the Compensation Committee for the year ended December 31, 2000 and the Board will appoint a new member to the compensation committee at its first meeting after the Annual Meeting of Shareholders.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Our board of directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending December 31, 2000, and recommends that the shareholders vote for ratification of that appointment. Notwithstanding this selection, the board of directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the board of directors feels that such a change would be in the best interest of Eclipse and our shareholders. If there is a negative vote on ratification, our board of directors will reconsider its selection.

     PricewaterhouseCoopers LLP has audited our financial statements annually since 1989. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the votes cast is required to ratify the board of director's selection. In addition, the affirmative votes must represent at least a majority of the required quorum. If the shareholders reject the nomination, our board of directors will reconsider its selection.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth information regarding the compensation of our Chief Executive Officer and each of our four other most highly compensated officers (each, a "Named Executive Officer") for services rendered in all capacities to us for the fiscal years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                          ---------------
                                          FISCAL   ANNUAL COMPENSATION      SECURITIES
                                          FISCAL   --------------------     UNDERLYING         ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR    SALARY($)   BONUS($)   OPTIONS/SARS(#)   COMPENSATION($)
      ---------------------------         ------   ---------   --------   ---------------   ---------------
Douglas Murphy-Chutorian, M.D...........   1999    $304,476          --            --           $10,014(1)
  Chairman of the Board                    1998     295,190    $100,000        50,000             7,236(1)
                                           1997     267,099      22,119            --             5,905(1)
Alan L. Kaganov, Sc.D.(2)...............   1999          --          --       157,500            15,000(3)
  Chief Executive Officer                  1998          --          --         7,500            19,000(3)
                                           1997          --          --       100,000             6,000(3)
Richard P. Powers(4)....................   1999     219,248      36,765        49,280             5,670(1)
  Executive Vice President of
     Administration                        1998          --          --            --                --
  and Chief Financial Officer              1997          --          --            --                --
Allen W. Hill(2)(4).....................   1999     305,451      47,700       110,443             6,852(1)
  Former Chief Executive Officer           1998          --          --            --                --
  and President                            1997          --          --            --                --
William E. Picht........................   1999     204,909          --        30,000             6,719(1)
  Vice President, Operations               1998     181,500      16,335        15,000               745(1)
                                           1997     170,373      21,120            --               248(1)

---------------
(1) Life and health insurance premiums.

(2) Effective as of December 15, 1999, Mr. Hill resigned as Chief Executive Officer and President of Eclipse and Dr. Kaganov became our Chief Executive Officer.

(3) Dr. Kaganov receives no salary as the Chief Executive Officer, but was paid for his services as one of our directors in 1999, 1998 and 1997.

(4) Mr. Powers and Mr. Hill joined Eclipse in March 1999 upon the closing of the merger of CardioGenesis with a wholly-owned subsidiary of Eclipse.

OPTION GRANTS IN FISCAL YEAR 1999

     The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during our fiscal year ended December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR
                              INDIVIDUAL GRANTS(1)

                                                                                          POTENTIAL REALIZED
                                     NUMBER                                             VALUE AT ASSUMED ANNUAL
                                       OF        % OF TOTAL                                 RATES OF STOCK
                                   SECURITIES     OPTIONS      EXERCISE                   PRICE APPRECIATION
                                   UNDERLYING    GRANTED TO    PRICE PER                  FOR OPTION TERM(2)
                                    OPTIONS     EMPLOYEES IN     SHARE     EXPIRATION   -----------------------
              NAME                 GRANTED(#)   FISCAL YEAR     ($/SH)        DATE        5%($)       10%($)
              ----                 ----------   ------------   ---------   ----------   ---------   -----------
Douglas Murphy-Chutorian,
  M.D. ..........................        --           --             --           --          --            --
Alan L. Kaganov, Sc.D. ..........     7,500         0.54%       $10.813      6/30/09    $ 51,002    $  129,249
                                    150,000        10.74%       $ 6.063     12/15/09    $571,948    $1,449,429
Richard P. Powers................    49,280         3.53%       $ 8.750       5/4/09    $271,179    $  687,222
Allen W. Hill....................   110,443         7.91%       $ 8.750       5/4/09    $607,749    $1,540,155
William E. Picht.................    30,000         2.15%       $ 8.750       5/4/09    $165,085    $  418,357
                                     25,000         1.79%       $ 6.063     12/15/09    $ 95,325    $  241,572

---------------
(1) Each of these options was granted pursuant to our Stock Option Plan. A total of 1,396,611 shares of common stock issuable upon exercise of options were granted to our employees in the year ended December 31, 1999.

(2) In accordance with the rules of the Securities and Exchange Commission, shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future increases in the price of our common stock.

OPTIONS OUTSTANDING IN FISCAL YEAR 1999

     The following table sets forth certain information for the year ended December 31, 1999 concerning exercised, exercisable and unexercisable stock options held by each of the Named Executive Officers.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                  SHARES                         OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                 ACQUIRED                    FISCAL YEAR-END(#):         FISCAL YEAR-END($)(1):
                                    ON         VALUE     ---------------------------   ---------------------------
             NAME               EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               -----------   --------   -----------   -------------   -----------   -------------
Douglas Murphy-Chutorian,
  M.D. ........................     --          --          37,499         12,501      $   18,750      $  6,251
Alan L. Kaganov, Sc.D. ........     --          --          74,724        190,276      $   84,654      $221,209
Richard P. Powers..............     --          --         120,685         79,314      $   94,873      $ 35,034
Allen W. Hill..................     --          --         321,889        134,136      $1,833,617      $ 22,745
William E. Picht...............     --          --          92,081         52,919      $   16,875      $ 38,425

---------------
(1) The value for an "in the money" option represents the difference between the exercise price of such option as determined by Eclipse's board of directors and the closing price of Eclipse's common stock on December 31, 1999 ($7.375), multiplied by the total number of shares subject to the option.

DIRECTOR COMPENSATION

     Directors who are not compensated as our employees or as consultants to us receive a retainer of $10,000 per year for serving on the board of directors, plus fees of $1,500 per board meeting and $1,500 per committee meeting, provided such committee meeting does not occur on the same day as a board meeting.

     We also have a Director Stock Option Plan for non-employee directors. In the fiscal year ended December 31, 1999, directors Jack Gill, and Robert Strauss were each granted an option to purchase an aggregate of 22,500 shares of Eclipse common stock upon joining our board and directors Alan Kaganov, Robert Mortensen and Iain Watson, were each granted an option to purchase an aggregate of 7,500 shares of Eclipse common stock upon re-election to our board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons, we believe that, with respect to 1999, all of our executive officers, directors and ten percent shareholders complied with all applicable filing requirements, except for the following: Iain Watson, a director during 1999, filed a Form 5 reporting the grant of an option to purchase 7,500 shares and the exercise of a warrant for 1,764 shares three months late; Robert Mortensen, a director, filed a Form 5 reporting the grant of an option to purchase 7,500 shares three months late; William Picht, Vice President of Operations, filed a Form 5 reporting the grant of an option to purchase 15,000 shares three months late.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of our board of directors for the year ended December 31, 1999 consisted of Robert Mortensen and Iain Watson. Mr. Watson resigned from our board of directors and this committee in March 2000. Mr. Mortensen will remain a member of the Compensation Committee for the year ended December 31, 2000 and the Board will appoint a new member to the compensation committee at its first meeting after the Annual Meeting of Shareholders. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The following is the Report of the Eclipse Compensation Committee, describing the compensation policies and rationale applicable to our executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1999. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

     TO: Board of Directors

     The Compensation Committee of the board of directors reviews and approves Eclipse's executive compensation policies. The committee administers Eclipse's various incentive plans, including the Stock Option Plan and the Employee Stock Purchase Plan, sets compensation policies applicable to Eclipse's executive officers and evaluates the performance of Eclipse's executive officers. The compensation levels of Eclipse's executive officers for the fiscal year ended December 31, 1999, including base salary levels, potential bonuses and stock option grants were determined by the Committee in March 1999 after the closing of the merger with CardioGenesis. The following is a report of the Committee describing compensation policies and rationale applicable with respect to the compensation paid to Eclipse's executive officers for the fiscal year ended December 31, 1999.

     Two non-employee members of Eclipse's board of Directors, Robert Mortensen and Iain Watson, served as the Compensation Committee of the board of directors during 1999. Mr. Watson resigned from the board of directors and the compensation committee in May 2000. Mr. Mortensen will remain a member of the Compensation Committee for the year ended December 31, 2000 and the Board will appoint a new member to the compensation committee at its first meeting after the Annual Meeting of Shareholders.

  Compensation Philosophy

     Eclipse's executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of Eclipse and the enhancement of stockholder value. In addition to base salary, certain elements of total compensation are payable in the form of variable incentive plans tied to the performance of Eclipse and the individual, and in the equity-based plans designed to closely align executive and stockholder interests.

  Base Salary

     Base salary for executives, including that of the chief executive officer, is set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. In order to evaluate the competitive position of Eclipse's salary structure, the Committee makes reference to publicly available compensation information and informal compensation surveys obtained by management with respect to cash compensation and stock option grants to officers of comparable companies in the high-technology sector, Eclipse's industry and its geographic location. Executive salary levels are set to approximate average rates, with the intent that superior performance under incentive bonus plans will enable the executive to elevate his total cash compensation to a level that is above the average of comparable companies. The Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions and individual performance and responsibilities.

  Stock Option Plan

     The Committee believes that Eclipse's Stock Option Plan is an essential tool to link the long-term interests of stockholders and employees, especially executive management, and serves to motivate executives to make decisions that will, in the long run, give the best returns to stockholders. Stock options are generally granted when an executive joins Eclipse, with subsequent grants also taking into account the individual's performance and the vesting status of previously granted options. These options typically vest over a three year period and are granted at an exercise price equal to the fair market value of Eclipse's common stock at the date of grant. The size of initial option grants is based upon the position, responsibilities and expected contribution of the individual. This approach is designed to maximize stockholder value over a long term, as no benefit is realized from the option grant unless the price of Eclipse's common stock has increased over a number of years.

     In addition to the Stock Option Plan, executive officers are eligible to participate in Eclipse's Employee Stock Purchase Plan. This plan allows employees to purchase Eclipse's common stock at a price equal to 85% of the lower of the fair market value at the beginning of the offering period or the fair market value at the end of the purchase period.

     Other elements of executive compensation include life and long-term disability insurance, medical benefits and a 401(k) deferred compensation plan with no Eclipse matching contribution for the fiscal year ended December 31, 1999. All such benefits are available to all regular, full-time employees of Eclipse.

     The foregoing report has been furnished by the Compensation Committee of the board of directors of Eclipse.

                                          Compensation Committee

                                          Robert L. Mortensen
                                          Iain M. Watson

                            STOCK PERFORMANCE GRAPH

     The Stock Performance Graph below shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference.

     The following Graph sets forth Eclipse's total cumulative shareholder return as compared to the Nasdaq Stock Market -- Total Return Index (the "Nasdaq Total Return Index") and the Nasdaq Stock Market -- Medical Devices, Instruments and Supplies, Manufacturers and Distributors Total Return Index (the "Nasdaq Medical Devices Index") from May 31, 1996 through December 31, 1999.

     Total shareholder return assumes $100 was invested at the beginning of the period in the common stock of Eclipse, the stocks represented in the Nasdaq Total Return Index and the stocks represented in the Nasdaq Medical Devices Index, respectively. Total return also assumes reinvestment of dividends. Eclipse has paid no dividends on its common stock.

     Historical stock price performance should not be relied upon as indicative of future stock price performance.

                      ECLIPSE SURGICAL TECHNOLOGIES, INC.
                   NASDAQ STOCK MARKET -- TOTAL RETURN INDEX
                  NASDAQ STOCK MARKET -- MEDICAL DEVICES INDEX

                                                    ECLIPSE SURGICAL              NASDAQ TOTAL               NASDAQ MEDICAL
                                                      TECHNOLOGIES                RETURN INDEX                DEVICES INDEX
                                                    ----------------              ------------               --------------
5/31/96                                                  100.00                      100.00                      100.00
12/31/96                                                  53.03                      103.23                       86.85
12/31/97                                                  35.61                      126.06                       99.19
12/31/98                                                  44.32                      174.29                      111.12
12/31/99                                                  44.70                      321.20                      134.40

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 31, 2000 (except as noted in the footnotes) certain information with respect to the beneficial ownership of our common stock by (i) each person know by us to own beneficially more than 5% of our outstanding shares of common stock; (ii) each of our directors; (iii) each of our Named Executive Officers; and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                              SHARES OF COMMON STOCK
                                                               BENEFICIALLY OWNED(1)
                                                              -----------------------
                                                                           PERCENTAGE
                NAME OF BENEFICIAL OWNER(2)                    NUMBER      OWNERSHIP
                ---------------------------                   ---------    ----------
Douglas Murphy-Chutorian, M.D.(3)...........................  3,952,639       13.1%
  c/o Eclipse Surgical Technologies, Inc.
  1049 Kiel Court, Sunnyvale, CA 94089
Jack M. Gill, Ph.D.(4)......................................  1,185,318        3.9%
Allen W. Hill(5)............................................    409,165        1.4%
Alan L. Kaganov, Sc.D.(6)...................................    219,792          *
Richard P. Powers(7)........................................    186,328          *
William E. Picht(8).........................................    102,694          *
Robert L. Mortensen(9)......................................     87,696          *
Robert C. Strauss(10).......................................      7,500          *
All directors and officers as a group (8
  persons)(3)(4)(5)(6)(7)(8)(9)(10)(11).....................  6,151,132       20.0%

---------------
  *  Less than 1%.

 (1) Percentage ownership is based on 30,024,191 shares of common stock outstanding as of March 31, 2000.

 (2) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

 (3) Includes an aggregate of 3,908,197 shares of common stock held by Leslie Murphy-Chutorian, the wife of Dr. Murphy-Chutorian, and by Mrs. Murphy-Chutorian as Trustee of the Murphy-Chutorian Family Trust UDT dated 1-13-97. Also includes 44,442 shares subject to stock options held by Dr. Murphy-Chutorian that are exercisable within 60 days of March 31, 2000.

 (4) Includes 7,500 shares subject to stock options held by Dr. Gill that are exercisable within 60 days of March 31, 2000.

 (5) Includes 88,809 shares subject to stock options held by Mr. Hill that are exercisable within 60 days of March 31, 2000.

 (6) Includes 219,792 shares subject to stock options held by Dr. Kaganov that are exercisable within 60 days of March 31, 2000.

 (7) Includes 137,475 shares subject to stock options held by Mr. Powers that are exercisable within 60 days of March 31, 2000.

 (8) Includes 101,802 shares subject to stock options held by Mr. Picht that are exercisable within 60 days of March 31, 2000.

 (9) Includes 87,696 shares subject to stock options held by Mr. Mortensen that are exercisable within 60 days of March 31, 2000.

(10) Includes 7,500 shares subject to stock options held by Mr. Strauss that are exercisable within 60 days of March 31, 2000.

(11) Includes options to purchase an aggregate of 695,016 shares of common stock held by all officers and directors as a group that are exercisable within 60 days of March 31, 2000.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     In November 1998, Eclipse contributed certain licenses, patents, and other intellectual property and the MicroHeart name to MicroHeart Holdings, Inc. ("MicroHeart"), a Delaware company previously formed by U.S. Ventures and Venrock Associates, in exchange for common stock (less than a 1% voting interest in MicroHeart) and two warrants to acquire MicroHeart common shares. Dr. Alan Kaganov, the Chief Executive Officer and a director of Eclipse is also a director of MicroHeart. U.S. Ventures and Venrock Associates together purchased $5.5 million of shares of Series A Preferred Stock of MicroHeart and Dr. Kaganov is a Venture Partner of U.S. Venture Partners.

                                 OTHER MATTERS

     Eclipse knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          By Order of
                                          THE BOARD OF DIRECTORS

                                          Susan J. Skaer
                                          Secretary

Dated: April 26, 2000

                                  DETACH HERE

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      ECLIPSE SURGICAL TECHNOLOGIES, INC.

                      2000 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 31, 2000

     The undersigned shareholder of ECLIPSE SURGICAL TECHNOLOGIES, INC. hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 26, 2000, and hereby appoints Alan L. Kaganov and Richard P. Powers or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Shareholders of ECLIPSE SURGICAL TECHNOLOGIES, INC., to be held on May 31, 2000 at 2:00 p.m., local time, at the Embassy Suites Hotel, 2885 Lakeside Drive, Santa Clara, California, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1, AND "FOR" ITEM 2.

1.  Election of Directors:

    NOMINEES: (01) Douglas Murphy-Chutorian, M.D.,
    (02) Jack M. Gill, Ph.D., (03) Alan L. Kaganov, Sc.D.,
    (04) Robert L. Mortensen, (05) Robert C. Strauss

            FOR    [ ]                [ ]  WITHHELD
            ALL                            FROM ALL
          NOMINEES                         NOMINEES

     [ ]
        --------------------------------------------------
        For all nominees except as noted above

                                                           FOR  AGAINST  ABSTAIN
2.  Proposal to ratify appointment of                      [ ]    [ ]      [ ]
    PricewaterhouseCoopers LLP as the independent auditors to the Company for the fiscal year ending December 31, 2000.

3.  To transact such other business as may properly come before the meeting.

                                          MARK HERE IF YOU PLAN TO ATTEND
                                          THE MEETING                        [ ]

                                          MARK HERE FOR ADDRESS CHANGE AND
                                          NOTE AT LEFT                       [ ]

                                          Please sign exactly as name appears
                                          hereon. Joint owners should each sign.
                                          Executors, administrators, trustees,
                                          guardians or other fiduciaries should
                                          give full title as such. If signing
                                          for a corporation, please sign in full
                                          corporate name by a duly authorized
                                          officer.


Signature:                                                  Date:
          -------------------------------------------------      ---------------

Signature:                                                  Date:
          -------------------------------------------------      ---------------